FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 21, 2006

                              Rub A Dub Soap, Inc.
             (Exact name of registrant as specified in its charter)



      Colorado                       333-98315                    84-1609495
------------------------        ---------------------        -------------------
(State of Incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

               2591 Dallas Parkway, Suite 102, Frisco, Texas75034

           (Address of principal execute offices, including zip code)

                                  (469)633-0100
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.01         Changes in Control of Registrant
                  --------------------------------

         On February 21, 2006, Lisa Powell sold 2,800,000 restricted shares of common stock of Rub A Dub Soap, Inc. to Halter Capital Corporation. Such stock represents 74.6% of all shares outstanding, and as a result of the sale the Registrant experienced a change in control. The purchase price of the shares was $12,505 plus $514,495 to pay all existing expenses and other obligations of the Registrant, paid in cash from the purchaser's existing funds. Upon closing, Pam
J. Halter, Kevin Halter and Kevin Halter, Jr. were appointed to fill vacancies on the Board of Directors created by the resignation of the existing directors. The new Board of Directors then appointed Kevin Halter, Jr. as the Company's President, Kevin Halter as Vice President, and Pam J, Halter as Secretary and Treasurer. In addition, the Company transferred and assigned all cash, cash equivalents, prepaid expenses, inventory and accounts receivable, having a book value of $6,468 and all other intangible assets associated with the specialty soap business of the Company to the Seller, in exchange for Seller's resignation and release of any claims.

         The purchase price of the shares and other consideration was determined by negotiation between the unrelated seller and purchaser.





ITEM 9.01         Financial Statements and Exhibits
                  ---------------------------------

     10.1         - Stock Purchase Agreement



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 23, 2006                  Rub A Dub Soap, Inc.
                                                     (Registrant)

                                             By: /s/ Kevin Halter, Jr.
                                                --------------------------------
                                                Kevin Halter, Jr., President and
                                                Chief Executive Officer






                                       2
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                                  EXHIBIT INDEX

Exhibit #

10.1     Stock Purchase Agreement